Exhibit 10.2
NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is made and entered as of October 31, 2012 by and between The Wiki Group, Inc., a Delaware corporation (the “Company”), and Robert S. Pearson (the “Purchaser”).

WHEREAS, the Purchaser has agreed to invest up to Six Hundred Thousand Dollars ($600,000.00) in the Company to be delivered in tranches based on a timetable determined by the Company (the “Financing”);

WHEREAS, the Company has agreed to issue the Purchaser a convertible note for each tranche of Financing on the terms and conditions set forth on Exhibit A attached hereto (collectively, the “Convertible Notes”);

NOW THEREFORE, with reference to the foregoing facts, the Company and Purchaser agree as follows:

1.           Agreement to Purchase and Sell Note.

1.1           The Company hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, Convertible Notes in the principal amount of up to $600,000.  The purchase price for each Convertible Note is the principal amount of the Convertible Note.

1.2           The Company shall determine the timetable for the issuance and sale to the Purchaser of the Convertible Notes.

1.3           The principal amount plus any accrued but unpaid interest of the Convertible Notes (the “Outstanding Balance”) may be converted into shares of the Company’s common stock, par value $0.001 per share (the “Shares” and together with the Convertible Notes, the “Securities”), at a conversion price of $1.75 per share.  Notwithstanding the foregoing, the Purchaser shall not be able to convert the Outstanding Balance into more than 600,000 Shares (the “Maximum Conversion Amount”).

2.           Definitions

For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Transfer” shall mean sell, assign, transfer, pledge, grant a security interest in, or otherwise dispose of, with or without consideration.

3.           Representations and Warranties of the Company

The Company represents and warrants to the Purchaser that:

3.1           The Company is a public company duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted.

3.2           This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or  affecting creditors' rights generally, or the availability of equitable remedies.

3.3           The execution and delivery of this Agreement and the Convertible Notes do not and will not conflict with, result in a breach of any provision of, or constitute a default (or an event which would constitute a default upon the giving of any required notice or upon a lapse of time) under the Company’s organizational documents or the provisions of any agreement, contract or administrative order, consent decree or other instrument to which the Company is a party.

4.           Representations, Warranties and Agreements of Purchaser

Purchaser represents and warrants to, and agrees with, the Company as follows:

4.1           Acquisition for Investment.  The Purchaser is acquiring the Securities solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. The Purchaser does not have a present intention to sell the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Securities to or through any person or entity. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Securities and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

4.2           Information on Purchaser.  Purchaser is, and will be on the Closing Date, an “accredited investor,” as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Purchaser to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  Such Purchaser has the authority and is duly and legally qualified to purchase and own the Shares.  Such Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto regarding such Purchaser is accurate.

4.3           Opportunities for Additional Information.  The Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser’s personal knowledge of the Company’s affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser, and such Purchaser desires to invest in the Company.

4.4           No General Solicitation.  The Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

4.5           Rule 144.  The Purchaser understands that the New Note may not be offered for sale, sold, assigned or transferred.  The Shares may not be offered for sale, sold, assigned or transferred unless such Shares are registered under the Securities Act or an exemption from registration is available.  The Purchaser acknowledges that such Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances.

4.6           Legends.  The Purchaser hereby agrees with the Company that the Securities will bear the following legend or one that is substantially similar to the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE PURCHASER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

5.           Previous Investments

5.1           The Company issued four (4) promissory notes to the Purchaser during fiscal 2010 and fiscal 2011 due on demand with an interest rate of 12% (the “Original Notes”). The Company has agreed that the Purchaser shall have the option to elect to cancel the Original Notes and require the Company to issue a new convertible note that includes the principal plus any accrued by unpaid interest of the Original Notes (the “Remaining Balance”) on the same terms as the Convertible Notes (the “New Note”).

5.2           If the Purchaser elects to receive the New Note, the aggregate of the Remaining Balance and  Outstanding Balance may not be converted in excess of the Maximum Conversion Amount pursuant to Section 1.3 hereof.

6.           Miscellaneous

6.1           Notices.  All notices, requests, demands and other communications (collectively, “Notices”) given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, facsimile transmission or by United States first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page to this Agreement.  Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the fifth day following deposit in the United States mails.  Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.

6.2          No Transfer.  The Purchaser agrees not to Transfer the Convertible Notes or this Agreement.

6.3           Entire Agreement.  This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter of this Agreement, and any and all prior discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter of this Agreement are hereby merged herein.

6.4           Successors.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors, heirs and personal representatives.

6.5           Waiver and Amendment.  No provision of this Agreement may be waived unless in writing signed by all the parties to this Agreement, and waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision.  This Agreement may be amended only by a written agreement executed by all of the parties to this Agreement.

6.6           Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

6.7           Captions.  The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

6.8           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by email delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Purchaser have duly executed this Note Purchase Agreement as of the day and year first above written.

The Wiki Group, Inc.		Purchaser

By:	Edward DeFeudis	/s/ Robert Parson
Signature

Its:	President, Chief Executive Officer, and Chief Financial Officer
Printed

EXHIBIT A

Convertible Note